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                                       4.5
                               AMENDMENT NO. 3 TO
                             INTERPHASE CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN


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                             AMENDMENT NO. 3 TO THE
                             INTERPHASE CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN


          Pursuant to Section 17 of the Interphase Corporation Amended and Restated Stock Option Plan (the "Plan"), the first sentence of Section 5 of the Plan is hereby amended to read as follows:

                  The Board may not grant options under the Plan for more than 2,350,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company, and the total number of shares subject to option under the Plan represents the maximum number of shares for which options may be granted to any one participant in the Plan during the term of the Plan.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the 21st day of April 1997.

                                         INTERPHASE CORPORATION

                                         By: /s/ R. Stephen Polley
                                            -----------------------------
                                            R. Stephen Polley, President